EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of Stark Naked Bobbers (the “Company”) on Form 10-Q for the period ending January 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Teresa Stark, Chief Executive Officer and Chief Accounting Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

1.

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:   /s/ Teresa Stark

       Teresa Stark

       Chief Executive Officer, President,

       Chief Accounting Officer, Chief Financial

       Officer, Secretary, Treasurer, and Director

Dated: March 10, 2015